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                                                                  Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 4 to Form S-3 of Electronics for Imaging, Inc. of our report dated March 5, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in Electronics for Imaging, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California
November 12, 2004